UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021 (August 3, 2021)

CORNERSTONE BUILDING BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway, Suite 400 Cary, North Carolina	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Rose Lee as Director and Chief Executive of the Company

On August 3, 2021, Cornerstone Building Brands, Inc. (the “Company”) appointed Rose Lee as Chief Executive Officer of the Company and as a member of the Company’s Board of Directors. Ms. Lee will commence to serve in these roles effective as of September 6, 2021.

Ms. Lee, age 55, previously served as President, Water & Protection, of Dupont de Nemours, Inc., from June 2019 to August 2021. Prior to such role, Ms. Lee served as President, Safety & Construction for the Specialty Products Division of DowDuPont from September 2017 to June 2019. Ms. Lee joined Dupont de Nemours in January 2015 as Global Business Director, DuPont™ Kevlar® and Aramid Intermediates. In 2016, she assumed the role of President, DuPont Protection Solutions. Prior to joining Dupont de Nemours, Ms. Lee served in a series of roles with increasing responsibility at Saint-Gobain, Booz-Allen consultancy and United Technologies. Ms. Lee is a board member of Crown Holdings, Inc. Ms. Lee earned a B.S. in aerospace engineering from Cornell University, a M.S. in mechanical engineering from Rensselaer Polytechnic Institute, and an M.B.A. from Massachusetts Institute of Technology.

Ms. Lee was not appointed as a director as a result of any arrangement or understanding between Ms. Lee and any other persons. No family relationship exists between Ms. Lee and any of the Company’s directors or executive officers. There are no related-party transactions in which Ms. Lee or any of her immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

 On August 3, 2021, the Company entered into an employment agreement with Ms. Lee (the “Employment Agreement”). The Employment Agreement provides Ms. Lee with a base salary of $1,000,000 per year, a target annual bonus opportunity of 120% of her base salary, and a 2022 long-term incentive grant having a total target grant date fair value equal to $4,000,000. In addition, in order to compensate Ms. Lee for compensation forfeited by her when she accepted her role with the Company, the Employment Agreement provides for a $500,000 cash signing bonus and an $8.5 million make-whole equity award (consisting of $2 million of stock options, $3 million of restricted stock units and $3.5 million of performance share units). The make-whole options and make-whole restricted stock units will have a three-year vesting schedule from Ms. Lee’s start date, and the make-whole performance share units will have the same performance-vesting and service-vesting terms as the performance share units granted to other senior executive officers of the Company in March, 2021. All of these equity awards are intended to be issued under an exception to the rules of the New York Stock Exchange for “inducement grants” but otherwise to have the same terms and conditions as if issued under the Company’s 2003 Long-Term Stock Incentive Plan, and a press release will be issued with the number of shares of common stock subject to these grants when determined. The Employment Agreement also includes a severance benefit upon qualifying terminations of employment equal to two times annual base salary and two times target bonus, plus a pro rata bonus for the year of termination. The Employment Agreement also includes a perpetual confidentiality covenant, and customary restrictive covenants (non-competition, non-solicitation, non-disparagement, and non-interference) that apply during Ms. Lee’s employment and for a period of two years thereafter. The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending October 2, 2021.

Retirement of James S. Metcalf in March, 2022

James S. Metcalf, our Chairman and Chief Executive Officer, has advised the Board of his intention to retire from the Company after a transition period during which he will transfer his duties and responsibilities as well as serve as Executive Chairman. In consideration of Mr. Metcalf’s agreement to remain in the Executive Chairman role through March 31, 2022 (the “Retirement Date”), the Company has agreed to fully vest, on the originally scheduled vesting dates, (x) 122,992 stock options and 61,496 restricted stock units granted to Mr. Metcalf in November, 2018 and that would otherwise be forfeited on the Retirement Date and (y) 141,509 stock options and 40,816 restricted stock units granted to Mr. Metcalf in March, 2020 that would otherwise be forfeited on the Retirement Date. The Company has also agreed to provide Mr. Metcalf with 180 days (rather than 60 days) to exercise his vested stock options following the Retirement Date or the vesting date, as applicable. In addition, the Company has agreed that Mr. Metcalf will retain the full number of performance share units granted to him in March 2020 (consisting of 306,123 performance share units at target levels of performance) for the balance of the performance period as if his employment had continued for the full performance period, at which time Mr. Metcalf will earn a number of shares of common stock based on the actual satisfaction of the applicable performance metrics. All other equity awards that are unvested as of the Retirement Date will be forfeited without payment. Because Mr. Metcalf is retiring from the Company, his departure does not entitle him to severance pay or termination benefits under the employment agreement, dated as of November 16, 2018, to which he and the Company are parties. Mr. Metcalf’s employment agreement contains certain covenants relating to confidentiality, non-disparagement, non-competition and non-solicitation, all of which will remain in effect in accordance with their terms following Retirement Date. The full terms of Mr. Metcalf’s retirement are expected to be embodied in a Transition Agreement to be entered into by Mr. Metcalf and the Company. The foregoing description of the Transition Agreement is a summary and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending October 2, 2021.

Item 8.01 Other Events.

On August 4, 2021, the Company issued a press release announcing the retirement of Mr. Metcalf and the appointment of Ms. Lee as Chief Executive Officer and a member of the Board of Directors, effective as of September 6, 2021. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
	Name:	Alena S. Brenner
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: August 4, 2021